Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(887,630)
Unrealized Gain (Loss) on Market Value of Futures	1,701,810
Dividend Income	1,200
Interest Income	141
ETF Transaction Fees	1,000
Total Income (Loss)	$816,521

Expenses
Investment Advisory Fee	$20,229
Brokerage Commissions	1,183
NYMEX License Fee	636
Non-interested Directors' Fees and Expenses	155
Prepaid Insurance Expense	106
Other Expenses	300
Total Expenses	$22,609
Net Gain (Loss)	$793,912

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/10	$37,645,732
Withdrawals (200,000 Units)	(8,789,799)
Net Gain (Loss)	793,912

Net Asset Value End of Period	$29,649,845
Net Asset Value Per Unit (700,000 Units)	$42.36

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502